REVISED APPENDIX

                         RULE 17F-5 DELEGATION AGREEMENT

                     NAME OF FUND                              EFFECTIVE DATE
UMB Scout Funds, on behalf of:
      UMB Scout Stock Fund                                     April 1, 2005
      UMB Scout Growth Fund                                    April 1, 2005
      UMB Scout Mid Cap Fund                                   October 31, 2006
      UMB Scout Small Cap Fund                                 May 8, 2003
      UMB Scout International Fund, formerly
        UMB Scout Worldwide Fund                               April 12, 2005
      UMB Scout Bond Fund                                      April 1, 2005
      UMB Scout Money Market Fund - Federal Portfolio          April 1, 2005
      UMB Scout Money Market Fund - Prime Portfolio            April 1, 2005
      UMB Scout Tax-Free Money Market Fund                     April 1, 2005


                         UMB SCOUT FUNDS

                         /s/ C. Warren Green
                         ------------------------------------------------
                         By: C. Warren Green
                         Title: Treasurer and Principal Financial Officer
                         Date:  October 13, 2006


                         UMB BANK, N.A.

                         /s/ Gary DiCenzo
                         ------------------------------------------------
                         By: Gary DiCenzo
                         Title: Executive Vice President
                         Date:  October 13, 2006